Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Myovant Sciences Ltd.:

(1)	Registration Statement (Form S-8 No. 333-218057) pertaining to the 2016 Equity Incentive Plan, and

(2)	Registration Statement (Form S-3 No. 333-221526);
of our report dated June 7, 2018, with respect to the consolidated financial statements of Myovant Sciences Ltd. included in this Annual Report (Form 10-K) of Myovant Sciences Ltd. for the year ended March 31, 2018.

/s/ Ernst & Young LLP

Iselin, New Jersey
June 7, 2018